UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kansas City Southern ("KCS" or the "Company") is furnishing under Item 8.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the KCS press release dated March 17, 2006, announcing that KCS has called a meeting of the holders of its 4.25% Redeemable Cumulative Convertible Preferred Stock, Series C (the "Series C Preferred Stock") to vote on a proposed amendment to the Certificate of Designation of the Series C Preferred Stock to allow payment of dividends on the Series C Preferred Stock in cash, shares of common stock of the Company, or any combination of cash and shares of common stock of the Company (the "Proposed Amendment").

Following completion of the preparation of the 2005 financial statements of KCS, the Company determined that its Consolidated Coverage Ratio, as defined in the indentures governing The Kansas City Southern Railway Company's 7 1/2% Senior Notes due 2009 and 9 1/2% Senior Notes due 2008, was less than 2.0:1. This was primarily due to a non-cash charge of $37.8 million in the third quarter of 2005 to recognize additional costs related to occupational and personal injury claims determined as a result of an actuarial study.

Under the terms of the indentures, a ratio of less than 2.0:1 restricts KCS' ability to incur additional indebtedness and pay cash dividends. As a result, the Company is currently unable to pay cash dividends on its Series C Preferred Stock and its 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (the "Series D Preferred Stock") and will be unable to pay cash dividends on such stock until such ratio increases to at least 2.0:1. KCS anticipates that the ratio may increase by the end of the third quarter of 2006 such that it may again be permitted to pay cash dividends to the holders of the Series C and Series D Preferred Stock, although that cannot be assured.

Absent approval of the Proposed Amendment, no dividends for the Series C Preferred Stock and the Series D Preferred Stock may be paid until KCS meets the requirements described above. Unpaid dividends will accumulate until such time as they are paid. Whenever dividends on the Series C Preferred Stock or the Series D Preferred Stock are in arrears for six consecutive quarters (or an equivalent number of days in the aggregate) holders of the Series C Preferred Stock or the Series D Preferred Stock, as applicable, will be entitled to vote for the election of two of the authorized directors at the next Annual Stockholders' Meeting and at each subsequent stockholders' meeting until such time as all accumulated dividends are paid, or set aside for payment.

Item 9.01 Financial Statements and Exhibits.

(d)

Press Release issued by Kansas City Southern, dated March 17, 2006, entitled "KCS Calls Meeting of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stockholders" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 20, 2006	By:	/s/ James S. Brook

Name: James S. Brook
Title: Vice President and Comptroller (Principal Accounting Officer)

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Kansas City Southern, dated March 17, 2006, entitled "KCS Calls Meeting of 4.25% Redeemable Cumulative Convertible Perpetual Preferred Stockholders" is attached hereto as Exhibit 99.1.